Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES – OXLEY ACT OF 2002

          In connection with the Quarterly Report of Connecticut Bancshares, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, Michael J. Hartl, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes – Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ MICHAEL J. HARTL

Michael J. Hartl Senior Vice President and Chief Financial Officer (principal accounting and financial officer) May 12, 2003

          A signed original of this written statement required by Section 906 has been provided to Connecticut Bancshares, Inc. and will be retained by Connecticut Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.